UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2013, Dune Energy, Inc. (the “Company”) entered into the Third Amendment to Amended and Restated Credit Agreement (the “Amendment”) among the Company, certain of the lenders party to the Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013) (the “Credit Agreement”), and Bank of Montreal as administrative agent for the lenders (the “Administrative Agent”).

Prior to the Amendment, the Credit Agreement, as amended, provided that the Company would not, as of the last day of any fiscal quarter, beginning on September 30, 2013 and thereafter, permit its ratio of Total Debt (as such term is defined in the Credit Agreement) as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 4.0 to 1.0. Among other items, the Amendment provides that (i) the Company will not, as of the last day of the fiscal quarter ending December 31, 2013 permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 5.0 to 1.0 and (ii) the Company will not, as of the last day of the fiscal quarter ending March 31, 2014 permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 5.0 to 1.0. On June 30, 2013, and thereafter, the Company will not, as of the last day of the fiscal quarter, permit its ratio of Total Debt as of such day to EBITDAX for the immediately preceding four fiscal quarters ending on such day to be greater than 4.0 to 1.0.

The Amendment also states that the Company’s Borrowing Base (as such term is defined in the Credit Agreement) is $47.5 million.

In addition, the Amendment includes a “change of management” provision that specifies that should either our chief executive officer, James A. Watt or our chief financial officer, Frank T. Smith, Jr. die, become incompetent or disabled for 120 consecutive days or cease to be active in the Company’s affairs, an Event of Default (as such term is defined in the Credit Agreement) shall be deemed to have occurred unless Mr. Watt or Mr. Smith is replaced within 120 days by an individual acceptable to the Administrative Agent.

The foregoing description of the Amendment is qualified in its entirety by reference to the Third Amendment to Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement among the Company, certain of the lenders party to the Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013), and Bank of Montreal as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: December 17, 2013	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer